UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of Earliest Event Reported)
December 18, 2008

Merchants Bancshares, Inc.
(Exact Name of Registrant As Specified In Its Charter)

Delaware	0-11595	03-0287342
(State Or Other Jurisdiction	(Commission File No.)	(IRS Employer
Of Incorporation)		Identification No.)

275 Kennedy Drive		05403
So. Burlington, Vermont		(Zip Code)
(Address Of Principal Executive Offices)

(802) 658-3400
(Registrant's telephone number, including area code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 18, 2008, the Board of Directors of Merchants Bancshares, Inc. (the "Company") approved an amended form of employment agreement with the Company's executive officers. The new form of employment agreement generally includes the same terms as the existing employment agreements, except for (1) changes to reflect the tax laws governing certain deferred compensation arrangements under Internal Revenue Code Section 409A, and (2) the extension of the term of such agreements from December 31, 2009 to December 31, 2011, with successive one-year terms unless the Company notifies the executive officer of its election not to renew the agreement. The new form of employment agreement replaces the executive officers' existing employment agreements. The foregoing summary description of the form of employment agreement is qualified in its entirety by reference to the agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference into this Item 5.02.

Item 8.01. Other Events

      Merchants Bancshares, Inc. and its wholly-owned subsidiary bank, Merchants Bank (collectively, "Merchants"), have determined not to participate in the Capital Purchase Program (the "CPP") of the U.S. Treasury's Troubled Asset Relief Program (TARP). Under the CPP, the U.S. Treasury will make $250 billion of capital available to U.S. financial institutions through the purchase of preferred stock in such institutions. Although Merchants applied for, and subsequently received preliminary approval of its application, Merchants has decided not to participate in the program given the strength of its capital position.

Item 9.01. Financial Statements and Exhibits

(c).	The following exhibits are included with this Report:

	Exhibit No.	Description

	10.1	Form of Employment Agreement by and between the Company and its executive officers
	99.1	Press Release dated December 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCHANTS BANCSHARES, INC.

Date:	December 24, 2008	/s/ Janet P. Spitler

Janet P. Spitler
Treasurer & CFO

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